EXHIBIT 2(b)


                                 PROMISSORY NOTE

$  737,500.00                                                     Miami, Florida
                                                                   July 22, 2004

         FOR VALUE RECEIVED, the undersigned, Alan I. Greenstein (the "Maker"), hereby promises to pay to the order of William K. Steiner (the "Holder"), the principal sum of Seven Hundred Thirty-Seven Thousand Five Hundred and 00/xx Dollars ($ 737,500.00) on the first anniversary of the date hereof, together with and interest on the unpaid balance of the principal amount hereof outstanding from time to time at maturity (whether at stated maturity, by acceleration or otherwise) at the rate of 2.5% per annum (based on a year of 365 or 366 days, as the case may be). If all or a portion of the principal amount hereof shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue principal amount shall bear interest from the date of non-payment until paid in full at a rate equal to 6.00% per annum.

         Payment of both principal and interest are to be made at the offices of Steiner-Atlantic Corp., 290 N.E. 68th Street, Miami, Florida 33138-5567 or such other place as the Holder shall have designated by written notice to the Holder pursuant to the notice provision herein in lawful money of the United States of America by certified or bank cashier's check.

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Florida, such payment shall be made on the next succeeding business day and such extension of time shall, in such case, be included in computing interest in connection with such payment.

         The Maker shall have the right, at his option, to prepay this Note in whole at any time or in part (but, if in part, only in integral multiples of $25,000) from time to time, without premium or penalty. Appropriate notation evidencing each partial payment on account of the principal thereof shall be endorsed on this Note upon prepayment; provided, however, that the failure to make any such endorsement shall not affect the obligations of the Borrower. Final payment of this Note shall be made only against surrender of this Note.

         This Note is entitled to the benefits and security provided by that certain Security Agreement of even date herewith between the Maker and the Holder (the "Security Agreement').

         Each of the following events shall constitute an Event of Default for purposes of this Note:

                  (a) Default shall occur in the payment of principal or interest of this Note when the same shall have become due and payable;

                  (b) The Maker shall institute a proceeding to be adjudicated a bankrupt or insolvent or admits in writing his inability to pay his debts as they mature or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for himself or for the major part of his property;

                  (c) A trustee or receiver is appointed for the Maker or for the major part of his properties; or



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                  (d)  Bankruptcy,   reorganization,   arrangement  or
                  insolvency proceedings, or other proceedings for relief of debtors, are instituted against the Maker and are not stayed or dismissed within ninety (90) days after such institution.

         Upon the  occurrence  of any Event of Default under clauses (b), (c) or
(d), the entire unpaid principal of this Note, together with any unpaid interest accrued thereon, shall become immediately due and payable without notice or demand. Upon the occurrence and at any time thereafter during the continuation of any other Event of Default, the Holder may, at Holder's option, by written notice to the Maker, declare the unpaid principal of this Note, together with any unpaid interest accrued thereon, to be immediately due and payable. In either case, the Holder also may proceed to protect and enforce the Holder's rights by suit in equity and/or by action at law, or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) or otherwise, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Holder (including, without limitation, under the Security Agreement) and, in such event, the Maker agrees to pay reasonable attorneys' fees and costs incurred by the Holder in the collection hereof.

         All notices and other communications required or permitted to be given pursuant to this Note shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows: (a) on the date delivered, if personally delivered; (b) on the next business day after being sent by recognized overnight mail service specifying next business day delivery; or (c) five (5) business days after mailing, if mailed by United States certified or registered mail, return receipt requested, in each case with delivery charges pre-paid and addressed to the following addresses:

                  (a)      If to the Maker:

                           Alan I. Greenstein
                           3738 Gulfstream Way
                           Davie, Florida 33036

                  (b)      If to the Holder:

                           William K. Steiner
                           c/o Steiner-Atlantic Corp.
                           290 N.E. 68th Street
                           Miami, Florida 33138-5567

         The above-named persons may designate by notice to each other any new address for the purpose of this Note. Notice of a change of address shall be effective only when notice thereof is given and effective in accordance with this paragraph.

         The Maker waives presentment, demand, protest and notice of dishonor and of any renewal or extension of this Note.

         This Note shall be construed and interpreted in accordance with the laws of the State of Florida (without regard to any conflicts of laws provision that would defer to the substantive laws of another jurisdiction).



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

         The Maker hereby consents and agrees that the Circuit Court of the State of Florida for the County of Miami-Dade and the United States District Court for the Southern District of Florida each shall have personal jurisdiction and proper venue with respect to any dispute between the Holder and the Maker under this Note and the Security Agreement, without, however, depriving the Holder of the right, in the Holder's discretion, to commence or participate in any action, suit or proceeding in any other court having proper jurisdiction and venue over the Maker relating to this Note and the Security Agreement or otherwise. In any dispute with the Holder, the Maker will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction and venue as an inconvenient forum. Maker further agrees that any action or proceeding brought by Maker against the Holder under this Note or the Security Agreement shall be brought only in the Circuit Court of the State of Florida for the County of Miami-Dade or the United States District Court for the Southern
District of Florida. The Maker hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under this Note.

         No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

In any action, suit or proceeding in any jurisdiction brought by the Holder against the Maker, or vice versa, with respect to this Note or the Security Agreement, the Maker and the Holder each waives trial by jury.

         IN WITNESS WHEREOF, the Maker has executed this Note the day and year first above written.

                                            -------------------------------
                                                     Alan I. Greenstein












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